   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 16, 1997

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                             BELL & HOWELL COMPANY
             (Exact name of registrant as specified in its charter)

           DELAWARE                          7375                  36-3875177
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
incorporation or organization)                                      Number)

               5215 OLD ORCHARD ROAD, SKOKIE, ILLINOIS 60077-1076
                                 (847) 470-7660
  (Address, including zip code, and telephone number, including area code, of registrant's executive offices)

                                JAMES P. ROEMER
                             BELL & HOWELL COMPANY
               5215 OLD ORCHARD ROAD, SKOKIE, ILLINOIS 60077-1076
                                 (847) 470-7660
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------

                                   COPIES TO:

       WILLIAM J. MCGRATH, P.C.                  KIRK A. DAVENPORT, ESQ.
       McDermott, Will & Emery                       Latham & Watkins
        227 West Monroe Street                       885 Third Avenue
     Chicago, Illinois 60606-5096                New York, New York 10022
            (312) 372-2000                            (212) 906-1200

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this registration statement.
                            ------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /X/

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /X/ 333-33123

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                            ------------------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                          PROPOSED
                                                         PROPOSED          MAXIMUM
                                        AMOUNT TO         MAXIMUM         AGGREGATE        AMOUNT OF
      TITLE OF EACH CLASS OF               BE         OFFERING PRICE      OFFERING       REGISTRATION
    SECURITIES TO BE REGISTERED       REGISTERED(1)    PER SHARE(2)       PRICE(2)            FEE
Common Shares (par value $.001 per
  share)...........................  131,883 shares       $28.406       $3,746,268.50       $1,136

(1) Includes 19,783 shares subject to an over-allotment option granted to the Underwriters.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

    This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-1 (Reg. No 333-33123) filed by Bell & Howell Company (the "Company") with the Securities and Exchange Commission on August 7, 1997, as amended, which was declared effective on September 15, 1997, are incorporated herein by reference.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Skokie, Illinois on September 16, 1997.

                                BELL & HOWELL COMPANY

                                By:           /s/ STUART T. LIEBERMAN
                                     -----------------------------------------
                                                Stuart T. Lieberman
                                       VICE PRESIDENT, CONTROLLER, AND CHIEF
                                                 ACCOUNTING OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons or their attorneys-in-fact in the capacities indicated on the 16th day of September, 1997.

          SIGNATURE                       TITLE
------------------------------  --------------------------
              *
------------------------------  Chairman of the Board
       William J. White

              *
------------------------------  President, Chief Executive
       James P. Roemer            Officer and Director

              *                 Executive Vice President,
------------------------------    Chief Financial Officer
      Nils A. Johansson           and Director

              *                 Vice President, Controller
------------------------------    and Chief Accounting
     Stuart T. Lieberman          Officer

              *
------------------------------  Director
       David Bonderman

              *
------------------------------  Director
        David G. Brown

              *
------------------------------  Director
      J. Taylor Crandall

              *
------------------------------  Director
     Daniel L. Doctoroff

              *
------------------------------  Director
     William E. Oberndorf

              *
------------------------------  Director
        Gary L. Roubos

          SIGNATURE                       TITLE
------------------------------  --------------------------
              *
------------------------------  Director
        John H. Scully

*By:   /s/ STUART T. LIEBERMAN
      -------------------------
         Stuart T. Lieberman
          ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

 EXHIBIT
   NO.                                                    DESCRIPTION
---------  ---------------------------------------------------------------------------------------------------------
    *1.1   Underwriting Agreement by and among Bell & Howell Company and Donaldson, Lufkin & Jenrette Securities
           Corporation, Bear, Stearns & Co. Inc., Salomon Brothers Inc and Smith Barney Inc.

    *3.1   Form of Amendment to Certificate of Incorporation of Bell & Howell Company, as amended, Registration No.
           33-59994.

    *3.2   By-laws of Bell & Howell Company is incorporated herein by reference to Exhibit 3.2 to Bell & Howell
           Company's Registration Statement on Form S-1 as amended, Registration No. 33-63556.

    *4.1   Form of 9 1/4% Senior Note due 2000 of Bell & Howell Company including the form of notation relating to the Subsidiary Guarantee of Bell & Howell Documail Systems Company, Bell & Howell Document Management
           Products Company, Bell & Howell Publication Systems Company, Bell & Howell Phillipsburg Company,
           University Microfilms Inc. and Bell & Howell Mailmobile Company is incorporated herein by reference to
           Exhibit 4.1 to Bell & Howell Company's Registration Statement on Form S-1, as amended, Registration No.
           33-63556

    *4.2   Indenture dated as of June 21, 1993 between Bell & Howell Company, Bell & Howell Documail Systems
           Company, Bell & Howell Document Management Products Company, Bell & Howell Publication Systems Company,
           Bell & Howell Phillipsburg Company, University Microfilms Inc., Bell & Howell Mailmobile Company and The
           First National Bank of Boston, as Trustee, relating to the 9 1/4% Senior Notes due 2000 of Bell & Howell
           Operating Company is incorporated herein by reference to Exhibit 4.6 to Bell & Howell Operating Company's
           Registration Statement on Form S-1, as amended, Registration No. 33-63556

    *4.3   Form of 11 1/2% Series B Senior Discount Debenture due 2005 of Bell & Howell Company is incorporated herein by reference to Exhibit 4.1 to Bell & Howell's Company's Registration Statement on Form S-1, as
           amended, Registration No. 33-59994

    *4.4   Indenture dated February 23, 1993 between Bell & Howell Company and The First National Bank of Boston, as
           Trustee, relating to the 11 1/2% Series A and Series B Senior Discount Debentures due 2005 of Bell &
           Howell Company is incorporated herein by reference to Exhibit 4.3 to Bell & Howell Company's Registration
           Statement on Form S-1, as amended, Registration No. 33-59994

    *4.5   Form of 10 3/4% Series B Senior Subordinated Note of Bell & Howell Operating Company, including the form of notation relating to the Subsidiary Guarantee of Bell & Howell Document Management Products Company,
           Bell & Howell Publication Systems Company, Bell & Howell Phillipsburg Company, University Microfilms Inc.
           and Bell & Howell Mailmobile Company is incorporated herein by reference to Exhibit 4.2 to Bell & Howell
           Operating Company's Registration Statement on Form S-1, as amended, Registration No. 33-63556

    *4.6   Indenture dated as of October 5, 1992 between Bell & Howell Operating Company, Bell & Howell Document
           Management Products Company, Bell & Howell Publications Systems Company, Bell & Howell Phillipsburg
           Company, University Microfilms Inc., Bell & Howell Mailmobile Company and The First National Bank of
           Boston, as Trustee, relating to the 10 3/4% Series A and Series B Senior Subordinated Notes due 2002 of
           Bell & Howell Operating Company is incorporated herein by reference to Exhibit 4.7 to Bell & Howell
           Operating Company's Registration Statement on Form S-1, as amended, Registration No. 33-63556

     5.1   Opinion of McDermott, Will & Emery

   *10.1   Certificate of Designation for the $121.33 Intercompany Preferred Stock of Bell & Howell Operating
           Company is incorporated herein by reference to Exhibit 4.5 to bell & Howell Operating Company's
           Registration Statement on Form S-1, as amended, Registration No. 33-63556.

 EXHIBIT
   NO.                                                    DESCRIPTION
---------  ---------------------------------------------------------------------------------------------------------
   *10.2   Amended and Restated Profit Sharing Retirement Plan is incorporated herein by reference to Exhibit 10.1 to Bell & Howell Operating Company's Registration Statement on Form S-1, as amended, Registration No.
           33-63556.

   *10.3   Amended and Restated Replacement Benefit Plan is incorporated herein by reference to Exhibit 10.4 to Bell
           & Howell Operating Company's Registration Statement on Form S-1, as amended, Registration No. 33-63556

   *10.4   Supplemental Retirement Plan is incorporated herein by reference to Exhibit 10.3 to Bell & Howell
           Operating Company's Registration Statement on Form S-1, as amended, Registration No. 33-63556

   *10.5   Management Incentive Bonus Plan is incorporated herein by reference to Exhibit 10.5 to Bell & Howell
           Operating Company's Registration Statement on Form S-1, as amended, Registration No. 33-63556

   *10.6   Long Term Incentive Plan II, 1993-1996, is incorporated herein by reference to Exhibit to Bell & Howell
           Operating Company's Registration Statement on Form S-1, as amended, Registration No. 33-89992

   *10.7   Deferred Benefit Trust is incorporated herein by reference to Exhibit 10.10 to Bell & Howell Operating
           Company's Registration Statement on Form S-1, as amended, Registration No. 33-63556

   *10.8   Employment Agreement with William J. White dated as of March 23, 1990 is incorporated herein by reference to Exhibit 10.11 to Bell & Howell Operating Company's Registration Statement on Form S-1, as amended,
           Registration No. 33- 63556

   *10.9   Shareholders Agreement dated May 10, 1988, as amended, among certain Management Stockholders (as defined therein) and Investor Shareholders (as defined therein) is incorporated herein by reference to Exhibit
           10.17 to Bell & Howell Company's Registration Statement on Form S-1, as amended, Registration No.
           33-59994

   *10.10  Registration Rights Agreement dated as of May 10, 1988 by and among Bell & Howell Group, Inc. and each of the Purchasers referred to therein is incorporated herein by reference to Exhibit 10.1 to Bell & Howell
           Operating Company's Registration Statement on Form S-1, as amended, Registration No. 33- 63556

   *10.11  Amended and Restated Credit Agreement, dated as of September 4, 1996, among Bell & Howell Operating
           Company, the Lenders listed therein and Bankers Trust Company, as Agent, Registration No. 33-59994

   *10.12  Supplement to Fourth Amendment to the Shareholders Agreement dated May 10, 1988, as amended, among certain Management Stockholders (as defined therein) and Investor Shareholders (as defined therein)
           Registration Statement on Form S-1, as amended, Registration No. 33-89992

   *10.13  Receivables Purchase Agreement dated May 1, 1996, between Bell & Howell Acceptance Corporation and the
           First National Bank of Chicago, Registration No. 33-59994

   *11.1   Computation of Earnings (Loss) per Common Share

   *21.1   Subsidiaries of Bell & Howell Company

    23.1   Consent of McDermott, Will & Emery (to be included in Exhibit 5.1)

    23.2   Consent of KPMG Peat Marwick

   *24.1   Powers of Attorney

------------------------

* Incorporated herein by reference to the like number exhibit to the Company's Registration Statement on Form S-1, as amended (Registration No. 333-33123).